UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2013, the Company entered into an Amended and Restated Credit and Guaranty Agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, SunTrust Bank, as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers and other lenders party thereto. The Amended and Restated Credit Agreement provides the Company with a senior secured credit facility (the “Senior Credit Facility”) in aggregate principal amount of $225.0 million, comprised of a $60.0 million term loan facility and a $165.0 million revolving credit facility. There is an option to increase the amount of the term loan facility and/or the revolving credit facility by an aggregate amount of up to $75.0 million, as described below. The Senior Credit Facility includes sublimits for swingline loans and letters of credit in amounts of up to $10.0 million and $25.0 million, respectively. On August 2, 2013, the Company borrowed the entire amount available under the term loan facility and $16.0 million under the revolving credit facility and used the proceeds thereof to refinance certain of the Company’s existing indebtedness. Prospectively, the proceeds of the Senior Credit Facility may be used to (i) fund ongoing working capital requirements; (ii) make capital expenditures such as acquisitions; (iii) repay Providence’s 6.5% Convertible Senior Subordinated Notes due 2014; and (iv) other general corporate purposes.

Under the Senior Credit Facility the Company has an option to request an increase in the amount of the revolving credit facility and/or the term loan facility from time to time (on substantially the same terms as apply to the existing facilities) by an aggregate amount of up to $75.0 million with either additional commitments from lenders under the Amended and Restated Credit Agreement at such time or new commitments from financial institutions acceptable to the administrative agent in its reasonable discretion, so long as no default or event of default exists at the time of any such increase. The Company may not be able to access additional funds under this increase option as no lender is obligated to participate in any such increase under the Senior Credit Facility.

The Senior Credit Facility matures on August 2, 2018. The Company may prepay the Senior Credit Facility in whole or in part, at any time without premium or penalty, subject to reimbursement of the lenders’ breakage and redeployment costs in connection with prepayments of London Interbank Offering Rate, or LIBOR loans. The unutilized portion of the commitments under the Senior Credit Facility may be irrevocably reduced or terminated by us at any time without penalty.

Interest on the outstanding principal amount of the loans accrues, at the Company’s election, at a per annum rate equal to LIBOR, plus an applicable margin or the base rate plus an applicable margin. The applicable margin ranges from 1.75% to 2.50% in the case of LIBOR loans and 0.75% to 1.50% in the case of the base rate loans, in each case, based on the Company’s consolidated leverage ratio as defined in the Amended and Restated Credit Agreement. Interest on the loans is payable quarterly in arrears. In addition, the Company is obligated to pay a quarterly commitment fee based on a percentage of the unused portion of the revolving credit facility and quarterly letter of credit fees based on a percentage of the maximum amount available to be drawn under each outstanding letter of credit. The commitment fee and letter of credit fee ranges from 0.25% to 0.50% and 1.75% to 2.50%, respectively, in each case, based on the Company’s consolidated leverage ratio.

The term loan facility is subject to quarterly amortization payments, commencing on December 31, 2014, so that the following percentages of the term loan outstanding on the closing date plus the principal amount of any term loans funded pursuant to the increase option are repaid as follows: 5.0% between December 31, 2014 and September 30, 2015, 7.5% between December 31, 2015 and September 30, 2016, 10.0% between December 31, 2016 and September 30, 2017, 11.25% between December 31, 2017 and June 30, 2018 and the remaining balance at maturity. The Senior Credit Facility also requires the Company (subject to certain exceptions as set forth in the Amended and Restated Credit Agreement) to prepay the outstanding loans in an aggregate amount equal to 100% of the net cash proceeds received from certain asset dispositions, debt issuances, insurance and casualty awards and other extraordinary receipts.

The Amended and Restated Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. The negative covenants include restrictions on the Company’s ability to, among other things, incur additional indebtedness, create liens, make investments, give guarantees, pay dividends, sell assets and merge and consolidate. The Company is subject to financial covenants, including consolidated net leverage and consolidated fixed charge covenants.

The Company’s obligations under the Senior Credit Facility are guaranteed by all of the Company’s present and future domestic subsidiaries, excluding certain domestic subsidiaries, which include the Company’s insurance captives and not-for-profit subsidiaries. The Company’s obligations under, and each guarantor’s obligations under its guaranty of the Senior Credit Facility are secured by a first priority lien on substantially all of the Company’s respective assets, including a pledge of 100% of the issued and outstanding stock of the Company’s domestic subsidiaries and 65% of the issued and outstanding stock of the Company’s first tier foreign subsidiaries. If an event of default occurs, the required lenders may cause the administrative agent to declare all unpaid principal and any accrued and unpaid interest and all fees and expenses under the Senior Credit Facility to be immediately due and payable. All amounts outstanding under the Senior Credit Facility will automatically become due and payable upon the commencement of any bankruptcy, insolvency or similar proceedings. The New Credit Agreement also contains a cross default to any of the Company’s indebtedness having a principal amount in excess of $7.5 million.

The description of the Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the Amended and Restated Credit and Guaranty Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1

Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 among The Providence Service Corporation, Bank of America, N.A. SunTrust Bank, BMO Harris Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.

10.2	Amended and Restated Pledge Agreement dated as of August 2, 2013 by and among The Providence Service Corporation (including its subsidiaries) and Bank of America, N.A., as administrative agent.

10.3	Amended and Restated Security Agreement, dated as of August 2, 2013, by and among The Providence Service Corporation (including its subsidiaries) and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 5, 2013	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 among The Providence Service Corporation, Bank of America, N.A. SunTrust Bank, BMO Harris Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.

10.2	Amended and Restated Pledge Agreement dated as of August 2, 2013 by and among The Providence Service Corporation (including its subsidiaries) and Bank of America, N.A., as administrative agent.

10.3	Amended and Restated Security Agreement, dated as of August 2, 2013, by and among The Providence Service Corporation (including its subsidiaries) and Bank of America, N.A., as administrative agent.

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